PRESS RELEASE

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PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2016 THIRD-QUARTER RESULTS;
REAFFIRMS 2016 FULL-YEAR REPORTED DILUTED EPS FORECAST

2016 Third-Quarter

•	Reported diluted earnings per share of $1.25, flat versus 2015

•	Excluding unfavorable currency of $0.04, reported diluted earnings per share up by $0.04 or 3.2% versus $1.25 in 2015 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.25, up by $0.01 or 0.8% versus $1.24 in 2015

•	Excluding unfavorable currency of $0.04, adjusted diluted earnings per share up by $0.05 or 4.0% versus $1.24 in 2015 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 207.1 billion units, down by 5.4%

•	Reported net revenues of $19.9 billion, up by 2.6%

•	Net revenues, excluding excise taxes, of $7.0 billion, up by 0.8%

•	Excluding unfavorable currency of $196 million, net revenues, excluding excise taxes, up by 3.6% as detailed in the attached Schedule 10

•	Reported operating income of $3.0 billion, up by 0.6%

•	Operating companies income of $3.1 billion, up by 1.2%

•	Excluding unfavorable currency of $94 million, operating companies income up by 4.3% as detailed in the attached Schedule 10

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 11, of $3.1 billion, up by 1.2%

•	Excluding unfavorable currency of $94 million, adjusted operating companies income up by 4.3% as detailed in the attached Schedule 11

•	Increased the regular quarterly dividend by 2.0% to an annualized rate of $4.16 per common share

2016 Nine Months Year-to-Date

•	Reported diluted earnings per share of $3.38, down by $0.24 or 6.6% versus $3.62 in 2015

•	Excluding unfavorable currency of $0.32, reported diluted earnings per share up by $0.08 or 2.2% versus $3.62 in 2015 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $3.38, down by $0.23 or 6.4% versus $3.61 in 2015

•	Excluding unfavorable currency of $0.32, adjusted diluted earnings per share up by $0.09 or 2.5% versus $3.61 in 2015 as detailed in the attached Schedule 16

•	Cigarette shipment volume of 612.4 billion units, down by 3.9%

•	Reported net revenues of $55.8 billion, up by 0.4%

•	Net revenues, excluding excise taxes, of $19.7 billion, down by 3.4%

•	Excluding unfavorable currency of $1.2 billion, net revenues, excluding excise taxes, up by 2.5% as detailed in the attached Schedule 14

•	Reported operating income of $8.2 billion, down by 6.0%

•	Operating companies income of $8.5 billion, down by 5.8%

•	Excluding unfavorable currency of $675 million, operating companies income up by 1.8% as detailed in the attached Schedule 14

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 15, of $8.5 billion, down by 5.8%

•	Excluding unfavorable currency of $675 million, adjusted operating companies income up by 1.8% as detailed in the attached Schedule 15

2016 Full-Year Forecast

•
PMI reaffirms its 2016 full-year reported diluted earnings per share forecast to be in a range of $4.53 to $4.58, as previously announced on September 29, 2016, versus $4.42 in 2015. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.35 for the full-year 2016, the diluted earnings per share range represents a projected increase of approximately 10.5% to 11.5% versus adjusted diluted earnings per share of $4.42 in 2015 as detailed in the attached Schedule 20

•	This forecast does not include any share repurchases in 2016

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, October 18, 2016 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2016 third-quarter results.

“Our adjusted diluted EPS in the quarter increased by 4.0%, excluding currency, in line with our expectations," said André Calantzopoulos, Chief Executive Officer.

"We are confident that we will achieve our full-year reported diluted EPS forecast. We continue to anticipate annual volume in line with the September year-to-date decline of 3.9%, despite temporary volume weakness this quarter."

“We are particularly encouraged by the strong performance of iQOS across all of its launch geographies, particularly in Japan where HeatSticks recorded a quarterly share of 3.5%."

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on October 18, 2016. Access is at www.pmi.com/webcasts. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

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Dividends and Share Repurchases
During the quarter, PMI increased its regular quarterly dividend by 2.0% from $1.02 to $1.04, representing an annualized rate of $4.16 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 126.1% from the initial annualized rate of $1.84 per common share. PMI did not make any share repurchases in the first nine months of 2016.

2016 THIRD-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries. References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. National market share for HeatSticks in Japan is defined as the total sales volume for HeatSticks as a percentage of the total estimated sales volume for cigarettes and HeatSticks. "North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia. "OTP" is defined as other tobacco products. "EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business. In the fourth quarter of 2015, to further align with the Member State composition of the European Union, PMI transferred the management of its operations in Bulgaria, Croatia, Romania and Slovenia from its EEMA segment to its European Union segment, resulting in the reclassification of current and prior year amounts between the two segments.  The reclassification was not material to the respective segments’ results. Operating companies income, or “OCI,” is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. PMI's management evaluates business segment performance and allocates resources based on OCI. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, discrete tax items and unusual items. Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), as well as free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt. PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be neither considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release. "Reduced-Risk Products" (“RRPs”) is the term the company uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes. PMI’s RRPs are in various stages of development and commercialization, and we are conducting extensive and rigorous scientific studies to determine whether we can support claims for such products of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking cigarettes. Before making any such claims, we will rigorously evaluate the full set of data from the relevant scientific studies to determine whether they substantiate reduced exposure or risk. Any such claims may also be subject to government review and authorization, as is the case in the United States today. Trademarks and service marks in this press release that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

NET REVENUES (Excluding Excise Taxes)

PMI Net Revenues (Excl. Excise Taxes)	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
European Union	$2,200	$2,123	3.6%	3.9%	$6,218	$6,134	1.4%	3.4%
EEMA	1,936	2,016	(4.0)%	3.0%	5,202	5,647	(7.9)%	1.2%
Asia	2,136	1,984	7.7%	4.7%	6,237	6,284	(0.7)%	1.3%
Latin America & Canada	710	804	(11.7)%	1.7%	2,057	2,337	(12.0)%	6.3%
Total PMI	$6,982	$6,927	0.8%	3.6%	$19,714	$20,402	(3.4)%	2.5%

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In the quarter, net revenues, excluding excise taxes, of $7.0 billion increased by 0.8%. Excluding unfavorable currency of $196 million, net revenues, excluding excise taxes, increased by 3.6%, driven by a favorable pricing variance of $440 million from across all Regions, principally EEMA, mainly Russia and Turkey. The favorable pricing variance was partly offset by unfavorable volume/mix of $189 million across all Regions, principally EEMA, mainly Algeria and Russia.

OPERATING COMPANIES INCOME

PMI OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
European Union	$1,120	$1,045	7.2%	4.4%	$3,096	$2,977	4.0%	3.8%
EEMA	962	1,002	(4.0)%	8.7%	2,389	2,721	(12.2)%	4.3%
Asia	761	690	10.3%	2.0%	2,288	2,421	(5.5)%	(5.0)%
Latin America & Canada	224	294	(23.8)%	(5.8)%	677	849	(20.3)%	5.7%
Total PMI	$3,067	$3,031	1.2%	4.3%	$8,450	$8,968	(5.8)%	1.8%

In the quarter, operating companies income of $3.1 billion was up by 1.2%. Excluding unfavorable currency of $94 million, operating companies income increased by 4.3%, mainly resulting from a favorable pricing variance driven by all Regions, partly offset by: unfavorable volume/mix of $209 million, primarily in EEMA, mainly North Africa and Russia; and higher costs, mainly in support of PMI's Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 4.3%. Adjusted operating companies income margin, excluding currency, increased by 0.2 points to 44.0%, reflecting the factors mentioned above, as detailed on Schedule 11.

PMI OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$3,067	$3,031	1.2%	4.3%	$8,450	$8,968	(5.8)%	1.8%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$3,067	$3,031	1.2%	4.3%	$8,450	$8,968	(5.8)%	1.8%
Adjusted OCI Margin*	43.9%	43.8%	0.1	0.2	42.9%	44.0%	(1.1)	(0.3)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

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SHIPMENT VOLUME & MARKET SHARE

PMI cigarette shipment volume by Region is shown in the table below.

PMI Cigarette Shipment Volume by Region	Third-Quarter			Nine Months Year-to-Date
(million units)
	2016	2015	Change	2016	2015	Change
European Union	52,001	51,771	0.4%	148,393	147,379	0.7%
EEMA	72,172	76,318	(5.4)%	203,630	210,140	(3.1)%
Asia	61,693	67,786	(9.0)%	196,214	213,167	(8.0)%
Latin America & Canada	21,185	23,036	(8.0)%	64,144	66,815	(4.0)%
Total PMI	207,051	218,911	(5.4)%	612,381	637,501	(3.9)%

In the quarter, PMI's total cigarette shipment volume decreased by 5.4% due to: EEMA, principally North Africa and Russia, partly offset by Ukraine; Asia, principally Indonesia, Pakistan, the Philippines and Thailand; and Latin America & Canada, predominantly Argentina, Brazil and Ecuador; partly offset by the EU, notably France and the United Kingdom, partly offset by Greece and Italy.
Year-to-date, PMI's total cigarette shipment volume decreased by 3.9% due to: EEMA, principally Algeria and Russia, partly offset by Turkey and Ukraine; Asia, principally Indonesia, Japan, Pakistan, the Philippines and Thailand, partly offset by Korea; and Latin America & Canada, predominantly Argentina, Brazil and Ecuador, partly offset by Mexico. The decrease was partly offset by the EU, driven by the Czech Republic, France, Poland, Spain and the United Kingdom, partly offset by Greece and Italy.

PMI cigarette shipment volume by brand is shown in the table below.

PMI Cigarette Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2016	2015	Change	2016	2015	Change
Marlboro	73,338	74,185	(1.1)%	211,426	213,754	(1.1)%
L&M	25,349	26,179	(3.2)%	73,592	73,402	0.3%
Parliament	12,200	12,289	(0.7)%	34,247	33,372	2.6%
Bond Street	11,709	12,045	(2.8)%	32,792	33,003	(0.6)%
Chesterfield	12,425	10,864	14.4%	34,203	31,015	10.3%
Philip Morris	8,726	9,390	(7.1)%	26,845	25,983	3.3%
Lark	6,994	7,320	(4.5)%	21,031	22,034	(4.6)%
Others	56,310	66,639	(15.5)%	178,245	204,938	(13.0)%
Total PMI	207,051	218,911	(5.4)%	612,381	637,501	(3.9)%

In the quarter, cigarette shipment volume of Marlboro decreased, notably in Algeria, Argentina and Vietnam, partly offset by France, Germany, Mexico, the Philippines and Spain.
Cigarette shipment volume of L&M decreased, mainly due to Egypt, Russia, Thailand and Turkey, partly offset by Algeria, Kazakhstan and Ukraine. Cigarette shipment volume of Parliament decreased, due mainly to Japan and Russia, partly offset by Korea and Ukraine. Cigarette shipment volume of Bond Street decreased, mainly due to Russia, partly offset by Ukraine. Cigarette shipment volume of Chesterfield increased, mainly driven by Argentina, the morphing of Red & White in the Czech Republic, Turkey and the United Kingdom, partly offset by Russia. Cigarette shipment volume of Philip Morris decreased, mainly due to Argentina, partly offset by France.

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Cigarette shipment volume of Lark decreased, principally due to Turkey. Cigarette shipment volume of "Others" decreased, mainly due to local and largely low-margin brands in Indonesia, Pakistan, the Philippines and Russia.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 4.5%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 5.4%.
Total shipment volume of HeatSticks reached 2.1 billion units, up from 278 million units during the three months ended September 30, 2015.

PMI's cigarette market share increased in a number of markets, including Belgium, the Czech Republic, France, Germany, Kuwait, Poland, Saudi Arabia, Spain, Switzerland, Turkey, Ukraine and the United Kingdom.

Year-to-date, cigarette shipment volume of Marlboro decreased, notably in Argentina, Japan, North Africa and Vietnam, partly offset by Korea, Mexico, the Philippines and Spain.
Cigarette shipment volume of L&M increased, notably in Kazakhstan, North Africa, Poland, Portugal and Ukraine, partly offset by Russia, Thailand and Turkey. Cigarette shipment volume of Parliament increased, mainly driven by Korea and Turkey, partly offset by Russia. Cigarette shipment volume of Bond Street decreased, mainly due to the EU and Russia, partly offset by Ukraine. Cigarette shipment volume of Chesterfield increased, mainly driven by: Argentina, the Czech Republic, reflecting the morphing of Red & White; Italy, Turkey and the United Kingdom, partly offset by Portugal, Russia and Ukraine. Cigarette shipment volume of Philip Morris increased, driven mainly by Canada and France; and Italy, benefiting from the morphing of Diana; partly offset by Argentina. Cigarette shipment volume of Lark decreased, principally due to Japan, partly offset by Turkey. Cigarette shipment volume of "Others" decreased, mainly due to local and largely low-margin brands in Indonesia, Pakistan, the Philippines and Russia.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 3.9%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 3.9%.
Total shipment volume of HeatSticks reached 3.7 billion units, up from 334 million units during the nine months ended September 30, 2015.

PMI's cigarette market share increased in a number of markets, including Belgium, Canada, the Czech Republic, France, Kuwait, Mexico, the Netherlands, Poland, Saudi Arabia, Spain, Switzerland, Turkey and the United Kingdom.

EUROPEAN UNION REGION (EU)

2016 Third-Quarter
Net revenues, excluding excise taxes, of $2.2 billion increased by 3.6%.  Excluding unfavorable currency of $6 million, net revenues, excluding excise taxes, increased by 3.9%, driven by a favorable pricing variance of $93 million, notably in Germany, Italy and Poland, partly offset by unfavorable volume/mix of $10 million.

Operating companies income of $1.1 billion increased by 7.2%. Excluding favorable currency of $29 million, operating companies income increased by 4.4%, mainly driven by a favorable pricing variance, partly offset by unfavorable volume/mix of $19 million and higher costs, primarily related to the commercialization of Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding favorable currency, increased by 4.4%. Adjusted operating

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companies income margin, excluding currency, increased by 0.3 points to 49.5%, reflecting the factors mentioned above, as detailed on Schedule 11.

EU OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$1,120	$1,045	7.2%	4.4%	$3,096	$2,977	4.0%	3.8%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,120	$1,045	7.2%	4.4%	$3,096	$2,977	4.0%	3.8%
Adjusted OCI Margin*	50.9%	49.2%	1.7	0.3	49.8%	48.5%	1.3	0.3
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Third-Quarter and Nine Months Year-to-Date
In the quarter, the estimated total cigarette market decreased by 1.4% to 137.9 billion units, mainly reflecting the lower contribution of two favorable factors in 2015, namely the estimated positive impact of immigration and a recovery from illicit trade, partly offset by improved macroeconomics and a lower prevalence of e-vapor products. The estimated total OTP market decreased by 2.6% to 39.8 billion cigarette equivalent units, reflecting a lower total fine cut market, down by 2.7% to 36.9 billion cigarette equivalent units.
Year-to-date, the estimated total cigarette market decreased by 0.2% to 382.4 billion units, reflecting improved macroeconomics, a lower prevalence of illicit trade and e-vapor products and, in certain geographies, the estimated positive impact of immigration, which was mainly concentrated in the first half of 2016. The estimated total OTP market decreased by 0.8% to 114.9 billion cigarette equivalent units, reflecting a lower total fine cut market, down by 0.8% to 106.8 billion cigarette equivalent units.

Cigarette shipment volume and market share performance by brand are shown in the tables below.

EU Cigarette Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(in millions)
	2016	2015	Change	2016	2015	Change
Marlboro	25,943	25,463	1.9%	73,582	72,370	1.7%
L&M	9,454	9,570	(1.2)%	26,628	26,457	0.6%
Chesterfield	8,055	7,432	8.4%	23,111	21,090	9.6%
Philip Morris	4,330	4,101	5.6%	12,621	10,215	23.6%
Others	4,219	5,205	(18.9)%	12,451	17,247	(27.8)%
Total EU	52,001	51,771	0.4%	148,393	147,379	0.7%

EU Cigarette Market Shares by Brand	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	p.p.	2016	2015	p.p.
Marlboro	19.0%	18.7%	0.3	19.0%	18.8%	0.2
L&M	6.8%	6.8%	—	6.9%	6.8%	0.1
Chesterfield	5.9%	5.5%	0.4	6.0%	5.5%	0.5
Philip Morris	3.2%	3.1%	0.1	3.3%	3.1%	0.2
Others	3.3%	3.7%	(0.4)	3.2%	4.0%	(0.8)
Total EU	38.2%	37.8%	0.4	38.4%	38.2%	0.2

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In the quarter, PMI's cigarette shipment volume increased by 0.4% to 52.0 billion units, mainly driven by France and the United Kingdom, partly offset by Greece and Italy. Excluding the net impact of distributor inventory movements, notably in Italy, PMI's cigarette shipment volume decreased by 0.5%. PMI's cigarette shipment volume of Marlboro increased by 1.9%, mainly driven by France, Germany, Spain and the United Kingdom, partly offset by Greece. PMI's total cigarette market share increased by 0.4 points to 38.2%, with gains, notably in France, Germany, Poland and the United Kingdom, partly offset by declines, mainly in Italy and Portugal. Cigarette shipment volume of "Others" decreased, mainly due to the morphing of various trademarks in the Baltic States, the Czech Republic and Italy into international brands.
In the quarter, PMI's shipments of OTP decreased by 7.2% to 5.7 billion cigarette equivalent units. PMI's total OTP market share decreased by 0.5 points to 14.6%.
Year-to-date, PMI's cigarette shipment volume increased by 0.7% to 148.4 billion units, mainly driven by the Czech Republic, France, Poland, Spain and the United Kingdom, partly offset by Greece and Italy. Excluding the net impact of distributor inventory movements, notably in Spain, PMI's cigarette shipment volume increased by 0.3%. PMI's cigarette shipment volume of Marlboro increased by 1.7%, mainly driven by France, Germany and Spain, partly offset by Greece and Italy. PMI's total cigarette market share increased by 0.2 points to 38.4%, with gains, notably in France, Poland, Spain and the United Kingdom, partly offset by declines, mainly in Italy and Portugal. Cigarette shipment volume of "Others" decreased, mainly due to the same factors as for the quarter.
Year-to-date, PMI's shipments of OTP decreased by 3.7% to 17.1 billion cigarette equivalent units. PMI's total OTP market share decreased by 0.4 points to 14.8%.

EU Key Market Commentaries

In France, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

France Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	12.1	11.8	2.3%	34.5	34.2	0.8%

PMI Shipments (million units)	5,034	4,746	6.1%	14,869	14,450	2.9%

PMI Cigarette Market Share
Marlboro	26.3%	25.8%	0.5	26.2%	25.7%	0.5
Philip Morris	10.1%	9.2%	0.9	10.1%	9.5%	0.6
Chesterfield	3.1%	3.3%	(0.2)	3.1%	3.3%	(0.2)
Others	2.7%	2.9%	(0.2)	2.8%	2.9%	(0.1)
Total	42.2%	41.2%	1.0	42.2%	41.4%	0.8

In the quarter, the estimated total cigarette market increased by 2.3%. Excluding the net impact of estimated trade inventory movements, the total market increased by 1.3%, partly reflecting a lower prevalence of illicit trade and e-vapor products. The increase in PMI's cigarette shipment volume mainly reflected the higher total cigarette market and market share growth, driven by Marlboro, as well as the launch of Philip Morris 25s and 100s in January 2016. The estimated total industry fine cut category of 3.9 billion cigarette equivalent units increased by 1.5%. PMI's market share of the category increased by 0.7 points to 25.3%.

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Year-to-date, the estimated total cigarette market increased by 0.8%, partly reflecting a lower prevalence of illicit trade and e-vapor products. The increase in PMI's cigarette shipment volume mainly reflected market share growth, driven by the same dynamics as those in the quarter. The estimated total industry fine cut category of 11.3 billion cigarette equivalent units increased by 3.7%. PMI's market share of the category increased by 0.4 points to 25.3%.

In Germany, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Germany Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	21.7	21.8	(0.5)%	59.7	59.9	(0.3)%

PMI Shipments (million units)	7,690	7,633	0.7%	22,065	22,134	(0.3)%

PMI Cigarette Market Share
Marlboro	21.5%	20.8%	0.7	22.3%	21.9%	0.4
L&M	11.1%	11.2%	(0.1)	11.6%	12.0%	(0.4)
Chesterfield	1.5%	1.6%	(0.1)	1.6%	1.7%	(0.1)
Others	1.3%	1.4%	(0.1)	1.5%	1.4%	0.1
Total	35.4%	35.0%	0.4	37.0%	37.0%	—

In the quarter, the moderate decline of the estimated total cigarette market of 0.5% principally reflected a lower prevalence of illicit trade and a decrease in the rate of out-switching to other tobacco products. The increase in PMI's cigarette shipment volume was driven by higher market share, principally Marlboro, benefiting from marketing support. The estimated total industry fine cut category of 10.7 billion cigarette equivalent units decreased by 0.5%. PMI's market share of the category decreased by 1.5 points to 10.7%.
Year-to-date, the moderate decline of the estimated total cigarette market of 0.3% principally reflected a lower prevalence of illicit trade and the estimated favorable impact of immigration. The decrease in PMI's cigarette shipment volume reflected the lower total market. The estimated total industry fine cut category of 30.6 billion cigarette equivalent units increased by 0.6%. PMI's market share of the category decreased by 1.1 points to 11.6%.

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In Italy, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Italy Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	19.7	20.1	(2.2)%	55.5	55.5	—%

PMI Shipments (million units)	9,939	10,148	(2.1)%	29,861	30,362	(1.6)%

PMI Cigarette Market Share
Marlboro	24.4%	24.8%	(0.4)	24.3%	24.7%	(0.4)
Chesterfield	11.6%	11.2%	0.4	11.6%	10.8%	0.8
Philip Morris	8.3%	9.0%	(0.7)	8.6%	9.3%	(0.7)
Others	8.0%	8.7%	(0.7)	8.2%	9.1%	(0.9)
Total	52.3%	53.7%	(1.4)	52.7%	53.9%	(1.2)

In the quarter, the estimated total cigarette market decreased by 2.2%, primarily reflecting the impact of price increases in the second quarter of 2016. PMI's cigarette shipments decreased by 2.1%, or by 5.2% excluding the net impact of distributor inventory movements. The decline mainly reflected the lower total market, and lower cigarette market share, notably due to Marlboro as a result of its price increase in the second quarter of 2016, and low-price Philip Morris, impacted by the growth of the super-low price segment, partly offset by super-low price Chesterfield. The estimated total industry fine cut category of 1.7 billion cigarette equivalent units increased by 3.1%. PMI's market share of the category decreased by 2.3 points to 38.7%.
Year-to-date, the estimated total cigarette market was flat, primarily reflecting a lower prevalence of illicit trade and the favorable estimated impact of immigration. The decline of PMI's cigarette shipments, down by 2.1% excluding the net impact of distributor inventory movements, and market share reflected the same dynamics as those in the quarter. The estimated total industry fine cut category of 4.9 billion cigarette equivalent units increased by 3.6%. PMI's market share of the category decreased by 2.3 points to 39.0%.

In Poland, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Poland Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	11.5	11.6	(0.2)%	32.3	31.9	1.3%

PMI Shipments (million units)	4,864	4,734	2.7%	13,515	12,757	5.9%

PMI Cigarette Market Share
Marlboro	11.3%	11.4%	(0.1)	11.3%	11.2%	0.1
L&M	18.2%	18.0%	0.2	18.3%	17.8%	0.5
Chesterfield	9.4%	8.6%	0.8	9.1%	8.4%	0.7
Others	3.2%	2.9%	0.3	3.1%	2.6%	0.5
Total	42.1%	40.9%	1.2	41.8%	40.0%	1.8

- -10 -

In the quarter, the estimated total cigarette market decreased by 0.2%. Excluding the net impact of estimated trade inventory movements, the total market increased by 1.0%, mainly driven by a lower prevalence of e-vapor products. The increase in PMI's cigarette shipment volume primarily reflected higher market share, principally driven by Chesterfield, benefiting from its 100s and super-slims variants, and RGD in "Others," up by 0.4 points to 2.8%. The estimated total industry fine cut category of 1.1 billion cigarette equivalent units increased by 6.2%. PMI's market share of the category decreased by 1.3 points to 29.2%.
Year-to-date, the estimated total cigarette market increased by 1.3%. Excluding the net impact of estimated trade inventory movements, the total market increased by 2.1%, mainly driven by a lower prevalence of e-vapor products and non-duty paid products. The increase in PMI's cigarette shipment volume resulted from the higher total market and higher market share, driven principally by L&M, reflecting the positive impact of brand support, Chesterfield, benefiting from its 100s and super-slims variants, and RGD in "Others," up by 0.6 points to 2.7%. The estimated total industry fine cut category of 3.3 billion cigarette equivalent units increased by 4.7%. PMI's market share of the category decreased by 5.0 points to 27.1%, mainly due to increased price competition at the bottom of the market.

In Spain, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Spain Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	13.0	13.1	(0.6)%	35.3	35.4	(0.3)%

PMI Shipments (million units)	4,272	4,173	2.4%	12,637	11,861	6.5%

PMI Cigarette Market Share
Marlboro	18.6%	17.7%	0.9	18.1%	16.9%	1.2
Chesterfield	8.4%	8.8%	(0.4)	8.6%	9.1%	(0.5)
L&M	5.3%	5.7%	(0.4)	5.4%	5.8%	(0.4)
Others	2.1%	1.8%	0.3	2.0%	1.5%	0.5
Total	34.4%	34.0%	0.4	34.1%	33.3%	0.8

In the quarter, the moderate decline of the estimated total cigarette market of 0.6% mainly reflected an improving economy, and the favorable estimated impact of in-switching from other tobacco products. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume increased by 0.9%, driven by higher market share reflecting the strong performance of Marlboro, benefiting from its round price point in the vending channel and the new Architecture 2.0. The estimated total industry fine cut category of 2.4 billion cigarette equivalent units decreased by 3.4%. PMI's market share of the fine cut category decreased by 1.4 points to 11.5%.
Year-to-date, the estimated total cigarette market decreased by 0.3%. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume increased by 2.1%, driven by the same dynamics as those for the quarter. The estimated total industry fine cut category of 7.0 billion cigarette equivalent units decreased by 2.6%. PMI's market share of the fine cut category decreased by 1.5 points to 12.1%.

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EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)
2016 Third-Quarter
Net revenues, excluding excise taxes, of $1.9 billion decreased by 4.0%. Excluding unfavorable currency of $141 million, net revenues, excluding excise taxes, increased by 3.0%, reflecting a favorable pricing variance of $180 million, driven principally by Russia, Saudi Arabia and Turkey, partly offset by Ukraine. The favorable pricing variance was partly offset by unfavorable volume/mix of $119 million, mainly due to unfavorable volume in North Africa, principally reflecting lower market share, and Russia, largely reflecting the lower total market and cigarette share of market.

Operating companies income of $962 million decreased by 4.0%. Excluding unfavorable currency of $127 million, operating companies income increased by 8.7%, principally reflecting a favorable pricing variance, partly offset by unfavorable volume/mix of $105 million, mainly due to North Africa and Russia.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 8.7%. Adjusted operating companies income margin, excluding currency, increased by 2.7 points to 52.4%, reflecting the factors mentioned above, as detailed on Schedule 11.

EEMA OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$962	$1,002	(4.0)%	8.7%	$2,389	$2,721	(12.2)%	4.3%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$962	$1,002	(4.0)%	8.7%	$2,389	$2,721	(12.2)%	4.3%
Adjusted OCI Margin*	49.7%	49.7%	—	2.7	45.9%	48.2%	(2.3)	1.4
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 5.4% to 72.2 billion units, mainly due to North Africa and Russia, partly offset by Ukraine. PMI's cigarette shipment volume of Marlboro decreased by 6.5% to 20.1 billion units, principally due to Algeria. PMI's cigarette shipment volume of Parliament increased by 0.3% to 9.3 billion units, primarily driven by Saudi Arabia and Ukraine, partly offset by Russia. PMI's cigarette shipment volume of L&M decreased by 1.3% to 13.5 billion units, mainly due to Egypt, Russia and Turkey, partly offset by Algeria, Kazakhstan and Ukraine.
Year-to-date, PMI's cigarette shipment volume decreased by 3.1% to 203.6 billion units, mainly due to North Africa and Russia, partially offset by Turkey and Ukraine. PMI's cigarette shipment volume of Marlboro decreased by 8.8% to 55.0 billion units, principally due to North Africa, partly offset by Saudi Arabia and Turkey. PMI's cigarette shipment volume of Parliament increased by 1.6% to 25.5 billion units, driven by Saudi Arabia, Turkey and Ukraine, partly offset by Russia. PMI's cigarette shipment volume of L&M increased by 3.3% to 39.5 billion units, driven notably by Kazakhstan, North Africa and Ukraine, partly offset by Russia, Saudi Arabia and Turkey.

EEMA Key Market Commentaries

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In North Africa, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

North Africa Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	36.5	33.1	10.4%	105.0	101.0	3.9%

PMI Shipments (million units)	8,480	9,928	(14.6)%	25,893	27,936	(7.3)%

PMI Cigarette Market Share
Marlboro	10.3%	14.1%	(3.8)	8.2%	14.2%	(6.0)
L&M	11.7%	13.6%	(1.9)	12.6%	11.5%	1.1
Others	2.6%	2.9%	(0.3)	2.9%	2.2%	0.7
Total	24.6%	30.6%	(6.0)	23.7%	27.9%	(4.2)

In the quarter, the estimated total cigarette market increased by 10.4%, principally driven by Egypt, mainly reflecting the favorable impact of estimated net inventory movements by PMI's principal competitor, partly offset by Algeria, mainly due to challenging macro-economic conditions and geopolitical instability. Excluding the impact of the inventory movements in Egypt, the estimated total cigarette market increased by 5.5%. The decrease in PMI's cigarette shipment volume reflected lower market share, mainly due to: Marlboro in Algeria, principally reflecting the impact of excise tax-driven price increases, as well as lower-than-anticipated acceptance of the 2.0 Architecture for Marlboro Round Taste; and L&M in Egypt.
Year-to-date, the estimated total cigarette market increased by 3.9%, principally driven by Egypt, partly offset by Algeria. The decrease in PMI's cigarette shipment volume, down by 12.2% excluding the net impact of distributor inventory movements, reflected lower market share, mainly due to Marlboro in Algeria; partly offset by L&M in Algeria and Merit in Egypt.

In Russia, estimated industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Russia Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	76.4	81.1	(5.7)%	208.9	219.9	(5.0)%

PMI Shipments (million units)	20,762	23,742	(12.6)%	59,108	65,826	(10.2)%

PMI Cigarette Market Share
Marlboro	1.3%	1.4%	(0.1)	1.4%	1.4%	—
Parliament	3.8%	3.8%	—	3.9%	3.8%	0.1
Bond Street	8.2%	8.7%	(0.5)	8.1%	8.3%	(0.2)
Others	13.6%	15.1%	(1.5)	13.8%	14.7%	(0.9)
Total	26.9%	29.0%	(2.1)	27.2%	28.2%	(1.0)

- -13 -

In the quarter, the estimated total cigarette market decreased by 5.7%, mainly due to the impact of excise tax-driven price increases. The decrease in PMI's cigarette shipment volume mainly reflected the lower total market, and lower cigarette market share due to Bond Street, a decline in "Others" of mid-price L&M and Chesterfield and super-low Optima, reflecting the timing of retail price increases compared to competition.
Year-to-date, the estimated total cigarette market decreased by 5.0%, reflecting the same dynamic as for the quarter. The decrease in PMI's cigarette shipment volume mainly reflected the lower total market, and lower cigarette market share due to the same factors as those for the quarter, partly offset by super-low Next/Dubliss.

In Turkey, estimated industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	29.3	29.3	0.1%	79.4	75.0	6.0%

PMI Shipments (million units)	14,041	14,150	(0.8)%	37,550	35,433	6.0%

PMI Cigarette Market Share
Marlboro	10.4%	9.8%	0.6	10.2%	9.3%	0.9
Parliament	11.7%	11.9%	(0.2)	11.6%	11.7%	(0.1)
Lark	7.3%	7.7%	(0.4)	7.5%	7.5%	—
Others	15.1%	14.7%	0.4	14.9%	15.0%	(0.1)
Total	44.5%	44.1%	0.4	44.2%	43.5%	0.7

In the quarter, the estimated total cigarette market was essentially flat, mainly reflecting a lower prevalence of illicit trade. The increase in PMI's market share was led by Marlboro, primarily reflecting the growth of its slimmer Touch variant, and Chesterfield, partly offset by L&M in "Others."
Year-to-date, the estimated total cigarette market increased by 6.0%, primarily reflecting a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume was mainly driven by the higher total market and higher market share, reflecting the same dynamics as for the quarter.

- -14 -

In Ukraine, estimated industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Ukraine Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	18.9	18.8	0.8%	55.6	52.4	6.1%

PMI Shipments (million units)	5,624	4,704	19.6%	17,222	14,382	19.7%

PMI Cigarette Market Share
Marlboro	3.2%	3.5%	(0.3)	3.2%	4.1%	(0.9)
Parliament	3.1%	2.8%	0.3	2.9%	2.9%	—
Bond Street	10.3%	8.4%	1.9	10.4%	8.1%	2.3
Others	13.5%	14.7%	(1.2)	14.0%	15.7%	(1.7)
Total	30.1%	29.4%	0.7	30.5%	30.8%	(0.3)

In the quarter, the estimated total cigarette market increased by 0.8%. Excluding the net impact of estimated trade inventory movements in 2015, the total market decreased by 1.6%, principally driven by the impact of price increases in 2016. The increase in PMI's cigarette shipment volume mainly reflected the increase in PMI's market share, driven by low price Bond Street and L&M in "Others," partly offset by Marlboro, reflecting the impact of widened price gaps, and mid-price Chesterfield and super-low President in "Others," mainly resulting from competitive price pressure in the low price segment.
Year-to-date, the estimated total cigarette market increased by 6.1%, mainly driven by a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total cigarette market. The decrease in PMI's market share was primarily due to Marlboro, reflecting the impact of widened price gaps, and mid-price Chesterfield and super-low President in "Others," mainly resulting from competitive price pressure in the low price segment, partly offset by Bond Street and L&M.

ASIA REGION

2016 Third-Quarter
Net revenues, excluding excise taxes, of $2.1 billion increased by 7.7%. Excluding favorable currency of $59 million, net revenues, excluding excise taxes, increased by 4.7%, mainly reflecting a favorable pricing variance of $95 million, driven principally by Australia, Indonesia and the Philippines. The favorable pricing variance was marginally offset by unfavorable volume/mix of $2 million, mainly due to unfavorable volume in Australia, Indonesia and the Philippines, primarily reflecting the lower total markets, largely offset by favorable HeatSticks volume in Japan, and favorable mix in the Philippines.

Operating companies income of $761 million increased by 10.3%. Excluding favorable currency of $57 million, operating companies income increased by 2.0%, mainly driven by: a favorable pricing variance, partly offset by unfavorable volume/mix of $35 million, predominantly Australia and Indonesia, partly offset by favorable HeatSticks volume in Japan, and higher costs, primarily related to the commercialization of Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding favorable currency, increased by 2.0%. Adjusted operating

- -15 -

companies income margin, excluding favorable currency, decreased by 0.9 points to 33.9%, reflecting the factors mentioned above, as detailed on Schedule 11.

Asia OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$761	$690	10.3%	2.0%	$2,288	$2,421	(5.5)%	(5.0)%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$761	$690	10.3%	2.0%	$2,288	$2,421	(5.5)%	(5.0)%
Adjusted OCI Margin*	35.6%	34.8%	0.8	(0.9)	36.7%	38.5%	(1.8)	(2.4)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 9.0% to 61.7 billion units, mainly due to: Indonesia, reflecting the reversal of estimated trade inventory movements in the second quarter of 2016 related to the timing of Ramadan; Pakistan, reflecting a lower total estimated cigarette market resulting from excise tax-driven price increases and the growth of illicit trade; the Philippines, reflecting a lower total estimated cigarette market resulting from excise-tax driven price increases; and Thailand, primarily reflecting the impact of excise tax-driven price increases in the first quarter of 2016, as well as lower market share.
Cigarette shipment volume of Marlboro increased by 3.4% to 19.0 billion units, predominantly driven by the Philippines, partly offset by Indonesia and Vietnam. Cigarette shipment volume of Parliament decreased by 1.3% to 2.5 billion units, due mainly to Japan, partly offset by Korea. Cigarette shipment volume of Lark decreased by 1.0% to 4.3 billion units, due to Japan.
Year-to-date, PMI's cigarette shipment volume decreased by 8.0% to 196.2 billion units, mainly due to: Indonesia, reflecting a lower total estimated cigarette market, resulting from the impact of excise-tax driven price increases, and lower market share, reflecting the soft performance of PMI's machine-made kretek portfolio due to competitors' discounted product offerings; Japan, mainly reflecting the continued underlying cigarette consumption decline and the growth of the Reduced-Risk Products category; Pakistan, the Philippines and Thailand, reflecting the same dynamics as for the quarter; partly offset by Korea, reflecting a normalization of the total estimated cigarette market following the disruptive excise tax increase in January 2015.
Cigarette shipment volume of Marlboro increased by 3.8% to 57.3 billion units, mainly driven by Korea and the Philippines, partly offset by Japan and Vietnam. Cigarette shipment volume of Parliament increased by 9.3% to 7.5 billion units, driven by Korea. Cigarette shipment volume of Lark decreased by 7.7% to 13.4 billion units, principally due to Japan.

- -16 -

Asia Key Market Commentaries

In Indonesia, estimated industry size, PMI cigarette shipment volume, market share and segmentation performance are shown in the tables below.

Indonesia Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	72.3	75.5	(4.3)%	229.7	232.5	(1.2)%

PMI Shipments (million units)	25,084	26,552	(5.5)%	78,792	81,895	(3.8)%

PMI Cigarette Market Share
Sampoerna A	14.4%	14.9%	(0.5)	14.4%	15.0%	(0.6)
Dji Sam Soe	6.6%	7.2%	(0.6)	6.6%	7.1%	(0.5)
U Mild	4.3%	4.7%	(0.4)	4.3%	4.9%	(0.6)
Others	9.4%	8.3%	1.1	9.0%	8.2%	0.8
Total	34.7%	35.1%	(0.4)	34.3%	35.2%	(0.9)

Indonesia Segmentation Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	p.p.	2016	2015	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	17.2%	18.4%	(1.2)	17.8%	18.8%	(1.0)
Machine-Made Kretek (SKM)	76.7%	75.2%	1.5	76.0%	74.9%	1.1
Whites (SPM)	6.1%	6.4%	(0.3)	6.2%	6.3%	(0.1)
Total	100.0%	100.0%	—	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	38.6%	40.3%	(1.7)	38.9%	38.7%	0.2
Machine-Made Kretek (SKM)	30.2%	30.0%	0.2	29.4%	30.5%	(1.1)
Whites (SPM)	79.7%	80.7%	(1.0)	80.7%	80.9%	(0.2)

In the quarter, the estimated total cigarette market decreased by 4.3%, reflecting the reversal of estimated trade inventory movements in the second quarter of 2016 related to the timing of Ramadan. Excluding the impact of these inventory movements, the estimated total cigarette market increased by 1.9%. The decrease in PMI's cigarette shipments was mainly due to a lower total market, and lower market share mainly reflecting the soft performance of PMI's SKT portfolio, in line with industry trends.
Year-to-date, the estimated total cigarette market decreased by 1.2%, mainly reflecting a soft economic environment and the impact of excise tax-driven price increases. The decrease in PMI's cigarette shipments was mainly due to a lower total market, and lower market share, mainly reflecting the soft performance of: PMI's SKM portfolio, due to competitors' discounted product offerings; and PMI's SKT portfolio, in line with industry trends.

- -17 -

In Japan, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Japan Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	44.5	47.2	(5.8)%	130.8	135.8	(3.7)%

PMI Shipments (million units)	10,691	10,796	(1.0)%	33,284	36,194	(8.0)%

PMI Cigarette Market Share
Marlboro	11.1%	11.3%	(0.2)	11.0%	11.4%	(0.4)
Parliament	2.4%	2.3%	0.1	2.4%	2.3%	0.1
Lark	10.0%	10.0%	—	9.9%	10.0%	(0.1)
Others	1.7%	1.7%	—	1.7%	1.7%	—
Total	25.2%	25.3%	(0.1)	25.0%	25.4%	(0.4)

In the quarter, the estimated total cigarette market decreased by 5.8%, mainly reflecting the continued underlying cigarette consumption decline, the growth of Reduced-Risk Products, and the impact of the April price increases of certain brands of PMI's key competitor. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume decreased by 6.8%, mainly reflecting the lower cigarette market. The decline of PMI's cigarette market share partly reflected the cannibalization by Marlboro HeatSticks.
The estimated national market share of Marlboro HeatSticks was 3.5%, bringing PMI's total combined national market share to 27.9%, up by 2.5 points.
Year-to-date, the estimated total cigarette market decreased by 3.7%, reflecting the same dynamics as for the quarter. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume decreased by 5.1%. The decline was mainly due to a lower total cigarette market and lower cigarette market share, reflecting the impact of competitors' retail pricing, competitors' differentiated menthol taste product offerings and cannibalization by Marlboro HeatSticks.
The estimated national market share of Marlboro HeatSticks was 2.2%, bringing PMI's total combined national market share to 26.7%, up by 1.2 points.

- -18 -

In Korea, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Korea Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	19.8	19.8	0.2%	55.6	49.4	12.6%

PMI Shipments (million units)	4,109	4,163	(1.3)%	11,553	10,352	11.6%

PMI Cigarette Market Share
Marlboro	9.7%	9.6%	0.1	9.5%	9.6%	(0.1)
Parliament	7.5%	7.0%	0.5	7.6%	7.1%	0.5
Virginia S.	3.1%	3.7%	(0.6)	3.2%	3.8%	(0.6)
Others	0.5%	0.7%	(0.2)	0.5%	0.6%	(0.1)
Total	20.8%	21.0%	(0.2)	20.8%	21.1%	(0.3)

In the quarter, the estimated total cigarette market increased by 0.2%. Excluding the net impact of estimated trade inventory movements, the total market increased by 1.2%, reflecting the normalization of the market following the disruptive excise tax increase of 120% in January 2015. The decline in PMI's cigarette shipment volume was due to lower market share, reflecting the impact of new brand launches by PMI's principal competitor. The decline in market share of Virginia S. reflected the continued morphing of Virginia Super Slims into Parliament Super Slims that began in January 2016.
Year-to-date, the growth of the estimated total cigarette market reflected the normalization of the market following the disruptive excise tax increase of 120% in January 2015. The growth in PMI's cigarette shipment volume reflected the higher estimated total market, partly offset by a decline of market share, reflecting the same dynamic as for the quarter.

In the Philippines, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Philippines Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	20.2	23.3	(13.2)%	60.1	68.2	(11.8)%

PMI Shipments (million units)	14,277	17,192	(17.0)%	43,558	49,821	(12.6)%

PMI Cigarette Market Share
Marlboro	28.5%	18.8%	9.7	27.9%	18.7%	9.2
Fortune	23.4%	30.9%	(7.5)	24.3%	29.5%	(5.2)
Jackpot	7.5%	12.2%	(4.7)	8.3%	13.0%	(4.7)
Others	11.3%	12.0%	(0.7)	11.9%	11.9%	—
Total	70.7%	73.9%	(3.2)	72.4%	73.1%	(0.7)

In the quarter, the estimated total cigarette market decreased by 13.2%, mainly due to the impact of price increases, notably in the fourth quarter of 2015 ahead of the January 2016 excise tax increase. The decline in

- -19 -

PMI's cigarette shipment volume reflected the impact of these price increases, particularly on its low and super-low price brands, Fortune and Jackpot, partly offset by an increase in market share of Marlboro, benefiting from its narrowed price gap with lower-priced brands as a result of the excise tax increase.
Year-to-date, the estimated total cigarette market decreased by 11.8%, reflecting the same factors as those described for the quarter. The decline in PMI's cigarette shipment volume and market share reflected the same dynamics as for the quarter.

LATIN AMERICA & CANADA REGION

2016 Third-Quarter
Net revenues, excluding excise taxes, of $710 million decreased by 11.7%. Excluding unfavorable currency of $108 million, net revenues, excluding excise taxes, increased by 1.7%, driven by a favorable pricing variance of $72 million, principally in Argentina and Canada, partly offset by unfavorable volume/mix of $58 million, mainly due to unfavorable volume in Argentina, Brazil and Ecuador reflecting the impact of excise tax-driven price increases in 2016.

Operating companies income of $224 million decreased by 23.8%. Excluding unfavorable currency of $53 million, operating companies income decreased by 5.8%, principally due to unfavorable volume/mix of $50 million, mainly due to Argentina, Brazil and Ecuador, and higher costs, mainly inflation-driven in Argentina. The unfavorable volume/mix and higher costs were partly offset by a favorable pricing variance.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency decreased by 5.8%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 2.7 points to 33.9%, principally driven by the factors mentioned above, as detailed on Schedule 11.

Latin America & Canada OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$224	$294	(23.8)%	(5.8)%	$677	$849	(20.3)%	5.7%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$224	$294	(23.8)%	(5.8)%	$677	$849	(20.3)%	5.7%
Adjusted OCI Margin*	31.5%	36.6%	(5.1)	(2.7)	32.9%	36.3%	(3.4)	(0.2)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 8.0% to 21.2 billion units, predominantly due to Argentina, Brazil and Ecuador, all reflecting the impact of tax-driven price increases in 2016. While cigarette shipment volume of Marlboro decreased by 6.2% to 8.3 billion units, its market share increased by 0.1 point to an estimated 15.4%, primarily driven by Brazil, up by 0.1 point to 9.8% and Colombia, up by 0.2 points to 9.3%, partly offset by Argentina, down by 1.7 points to 22.1%, and Mexico, down by 0.4 points to 48.5%. Cigarette shipment volume of Philip Morris decreased by 19.4% to 3.8 billion units, mainly due to Argentina, partly offset by Canada.
Year-to-date, PMI's cigarette shipment volume decreased by 4.0% to 64.1 billion units, mainly due to Argentina, Brazil and Ecuador, reflecting the same dynamics as for the quarter, partly offset by Mexico, reflecting a higher total market. While cigarette shipment volume of Marlboro decreased by 1.2% to 25.6 billion units, its market share increased by 0.6 points to an estimated 15.5%, primarily driven by Brazil, up by 0.4 points to 10.0%,

- -20 -

Colombia, up by 0.2 points to 9.2%, and Mexico, up by 1.0 point to 48.3%, partly offset by Argentina, down by 1.2 points to 23.0%. Cigarette shipment volume of Philip Morris decreased by 11.1% to 12.6 billion units, mainly due to Argentina, partly offset by Canada.

Latin America & Canada Key Market Commentaries

In Argentina, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Argentina Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	8.5	9.9	(14.1)%	26.7	29.8	(10.5)%

PMI Shipments (million units)	6,418	7,648	(16.1)%	20,389	23,234	(12.2)%

PMI Cigarette Market Share
Marlboro	22.1%	23.8%	(1.7)	23.0%	24.2%	(1.2)
Parliament	1.9%	2.1%	(0.2)	1.9%	2.1%	(0.2)
Philip Morris	39.9%	44.5%	(4.6)	43.2%	44.6%	(1.4)
Others	11.6%	6.8%	4.8	8.4%	7.1%	1.3
Total	75.5%	77.2%	(1.7)	76.5%	78.0%	(1.5)

In the quarter, the estimated total cigarette market decreased by 14.1%, mainly due to a soft economic environment and the impact of the May 2016 excise tax increase that drove a more than 50% increase in average industry retail prices. The decrease in PMI's cigarette shipment volume was principally due to the lower total market. PMI's lower cigarette market share primarily reflected growth in competitors' super-low priced products benefiting from down-trading, partly offset by low-price Chesterfield in "Others." The capsule segment was up by 0.4 points to 16.9% of the total market; PMI's share of the segment decreased by 1.4 points to 72.5%.
Year-to-date, the decline of the estimated total cigarette market, PMI's cigarette shipment volume and market share reflected the same dynamics as for the quarter. The capsule segment was up by 1.5 points to 17.6% of the total market; PMI's share of the segment increased by 0.3 points to 73.4%.

- -21 -

In Canada, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Canada Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	6.9	7.0	(1.4)%	19.4	19.7	(1.5)%

PMI Shipments (million units)	2,675	2,725	(1.8)%	7,466	7,424	0.6%

PMI Cigarette Market Share
Belmont	3.9%	3.6%	0.3	3.7%	3.3%	0.4
Canadian Classics	10.2%	10.8%	(0.6)	10.2%	10.5%	(0.3)
Next	11.5%	11.1%	0.4	11.3%	10.7%	0.6
Others	13.4%	13.7%	(0.3)	13.1%	13.2%	(0.1)
Total	39.0%	39.2%	(0.2)	38.3%	37.7%	0.6

In the quarter, the estimated total cigarette market decreased by 1.4%, or by 2.0% excluding the net impact of estimated competitors' trade inventory movements. The decrease in PMI's cigarette shipment volume was mainly due to: the lower estimated total market; and lower cigarette market share, unfavorably impacted by the inventory movements, due to Canadian Classics, and Accord and Number 7 in "Others," partly offset by the strong performance of premium Belmont, low-price Next, and super-low price Philip Morris in "Others" that benefited from down-trading.
Year-to-date, the estimated total cigarette market decreased by 1.5%. Excluding the impact of estimated competitors' trade inventory movements, the total market increased by 0.5%, mainly driven by improved consumer spending. The increase in PMI's cigarette shipment volume was principally due to higher market share, largely reflecting the strong performance of premium Belmont, low-price Next, and super-low price Philip Morris in "Others" that benefited from down-trading.

In Mexico, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Mexico Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	8.8	8.5	3.4%	26.2	24.6	6.2%

PMI Shipments (million units)	6,055	5,980	1.3%	18,013	16,866	6.8%

PMI Cigarette Market Share
Marlboro	48.5%	48.9%	(0.4)	48.3%	47.3%	1.0
Delicados	9.6%	10.8%	(1.2)	9.9%	10.8%	(0.9)
Benson & Hedges	4.8%	4.6%	0.2	4.7%	4.6%	0.1
Others	5.9%	5.9%	—	5.9%	5.7%	0.2
Total	68.8%	70.2%	(1.4)	68.8%	68.4%	0.4

- -22 -

In the quarter, the estimated total cigarette market increased by 3.4%, or by 0.8% excluding the net impact of estimated trade inventory movements, primarily reflecting improved market conditions and a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total cigarette market. PMI's cigarette market share, unfavorably distorted by the impact of estimated trade inventory movements mentioned above, was down by 1.4 points, mainly due to low-price Delicados. PMI's share of the premium segment, representing 56.6% of the total market, was up by 0.4 points to 93.2%.
Year-to-date, the estimated total cigarette market increased by 6.2%, or by 3.0% excluding the net impact of estimated trade inventory movements, reflecting the same factors as for the quarter. The increase in PMI's cigarette shipment volume reflected the higher total market. PMI's cigarette market share, favorably distorted by the impact of estimated inventory movements, was up by 0.4 points, with growth of Marlboro and Benson & Hedges, reflecting the impact of new product launches, partly offset by low-price Delicados. PMI's share of the premium segment, representing 56.5% of the total market, increased by 1.1 points to 93.0%.

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of Reduced-Risk Products (“RRPs”).  RRPs is the term PMI uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

- -23 -

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize products that have the potential to reduce individual risk and population harm; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2016. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -24 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$19,935	$19,422	2.6%
Cost of sales	2,432	2,383	2.1%
Excise Taxes on products (1)	12,953	12,495	3.7%
Gross profit	4,550	4,544	0.1%
Marketing, administration and research costs	1,554	1,566
Asset impairment and exit costs	—	—
Amortization of intangibles	19	19
Operating Income (2)	2,977	2,959	0.6%
Interest expense, net	220	247
Earnings before income taxes	2,757	2,712	1.7%
Provision for income taxes	764	748	2.1%
Equity (income)/loss in unconsolidated subsidiaries, net	(35)	(20)
Net Earnings	2,028	1,984	2.2%
Net Earnings attributable to noncontrolling interests	90	42
Net Earnings attributable to PMI	$1,938	$1,942	(0.2)%

Per share data (3):
Basic Earnings Per Share	$1.25	$1.25	—%
Diluted Earnings Per Share	$1.25	$1.25	—%

(1) The segment detail of Excise Taxes on products sold for the quarters ended September 30, 2016 and 2015 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$2,977	$2,959	0.6%
Excluding:
- Amortization of intangibles	19	19
- General corporate expenses (included in marketing, administration and research costs above)	36	33
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(35)	(20)
Operating Companies Income	$3,067	$3,031	1.2%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2016 and 2015 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$7,387	$5,122	$5,113	$2,313	$19,935
	Excise Taxes on products	(5,187)	(3,186)	(2,977)	(1,603)	(12,953)
	Net Revenues excluding Excise Taxes	2,200	1,936	2,136	710	6,982

2015	Net Revenues	$7,018	$5,107	$4,880	$2,417	$19,422
	Excise Taxes on products	(4,895)	(3,091)	(2,896)	(1,613)	(12,495)
	Net Revenues excluding Excise Taxes	2,123	2,016	1,984	804	6,927

Variance	Currency	(6)	(141)	59	(108)	(196)
	Acquisitions	—	—	—	—	—
	Operations	83	61	93	14	251
	Variance Total	77	(80)	152	(94)	55
	Variance Total (%)	3.6%	(4.0)%	7.7%	(11.7)%	0.8%

	Variance excluding Currency	83	61	93	14	251
	Variance excluding Currency (%)	3.9%	3.0%	4.7%	1.7%	3.6%

	Variance excluding Currency & Acquisitions	83	61	93	14	251
	Variance excluding Currency & Acquisitions (%)	3.9%	3.0%	4.7%	1.7%	3.6%

(1) 2016 Currency increased / (decreased) Net Revenues as follows:
	European Union	$(59)
	EEMA	(441)
	Asia	51
	Latin America & Canada	(584)
		$(1,033)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$1,120	$962	$761	$224	$3,067
2015	1,045	1,002	690	294	3,031
% Change	7.2%	(4.0)%	10.3%	(23.8)%	1.2%

Reconciliation:
For the quarter ended September 30, 2015	$1,045	$1,002	$690	$294	$3,031

2015 Asset impairment and exit costs	—	—	—	—	—
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	29	(127)	57	(53)	(94)
Operations	46	87	14	(17)	130
For the quarter ended September 30, 2016	$1,120	$962	$761	$224	$3,067

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$1.25	(1)
2015 Diluted Earnings Per Share		$1.25	(1)
Change		$—
% Change		—%

Reconciliation:
2015 Diluted Earnings Per Share		$1.25	(1)

Special Items:
2015 Asset impairment and exit costs		—
2015 Tax items		(0.01)
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.04)
Interest		0.01
Change in tax rate		0.01
Impact of shares outstanding and share-based payments		—
Operations		0.03
2016 Diluted Earnings Per Share		$1.25	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q3 2016	Q3 2015

Net Earnings attributable to PMI	$1,938	$1,942
Less distributed and undistributed earnings attributable
to share-based payment awards	5	7
Net Earnings for basic and diluted EPS	$1,933	$1,935

Weighted-average shares for basic and diluted EPS	1,551	1,549

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$55,764	$55,537	0.4%
Cost of sales	6,892	6,990	(1.4)%
Excise Taxes on products (1)	36,050	35,135	2.6%
Gross profit	12,822	13,412	(4.4)%
Marketing, administration and research costs	4,563	4,628
Asset impairment and exit costs	—	—
Amortization of intangibles	56	62
Operating Income (2)	8,203	8,722	(6.0)%
Interest expense, net	690	781
Earnings before income taxes	7,513	7,941	(5.4)%
Provision for income taxes	2,110	2,276	(7.3)%
Equity (income)/loss in unconsolidated subsidiaries, net	(72)	(69)
Net Earnings	5,475	5,734	(4.5)%
Net Earnings attributable to noncontrolling interests	219	110
Net Earnings attributable to PMI	$5,256	$5,624	(6.5)%

Per share data (3):
Basic Earnings Per Share	$3.38	$3.62	(6.6)%
Diluted Earnings Per Share	$3.38	$3.62	(6.6)%

(1) The segment detail of Excise Taxes on products sold for the nine months ended September 30, 2016 and 2015 is shown on Schedule 6.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$8,203	$8,722	(6.0)%
Excluding:
- Amortization of intangibles	56	62
- General corporate expenses (included in marketing, administration and research costs above)	119	115
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(72)	(69)
Operating Companies Income	$8,450	$8,968	(5.8)%

(3) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the nine months ended September 30, 2016 and 2015 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$20,664	$13,650	$15,014	$6,436	$55,764
	Excise Taxes on products	(14,446)	(8,448)	(8,777)	(4,379)	(36,050)
	Net Revenues excluding Excise Taxes	6,218	5,202	6,237	2,057	19,714

2015	Net Revenues	$19,916	$13,908	$14,683	$7,030	$55,537
	Excise Taxes on products	(13,782)	(8,261)	(8,399)	(4,693)	(35,135)
	Net Revenues excluding Excise Taxes	6,134	5,647	6,284	2,337	20,402

Variance	Currency	(122)	(515)	(126)	(427)	(1,190)
	Acquisitions	—	—	—	—	—
	Operations	206	70	79	147	502
	Variance Total	84	(445)	(47)	(280)	(688)
	Variance Total (%)	1.4%	(7.9)%	(0.7)%	(12.0)%	(3.4)%

	Variance excluding Currency	206	70	79	147	502
	Variance excluding Currency (%)	3.4%	1.2%	1.3%	6.3%	2.5%

	Variance excluding Currency & Acquisitions	206	70	79	147	502
	Variance excluding Currency & Acquisitions (%)	3.4%	1.2%	1.3%	6.3%	2.5%

(1) 2016 Currency decreased Net Revenues as follows:
	European Union	$(468)
	EEMA	(1,634)
	Asia	(499)
	Latin America & Canada	(1,823)
		$(4,424)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$3,096	$2,389	$2,288	$677	$8,450
2015	2,977	2,721	2,421	849	8,968
% Change	4.0%	(12.2)%	(5.5)%	(20.3)%	(5.8)%

Reconciliation:
For the nine months ended September 30, 2015	$2,977	$2,721	$2,421	$849	$8,968

2015 Asset impairment and exit costs	—	—	—	—	—
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	5	(449)	(11)	(220)	(675)
Operations	114	117	(122)	48	157
For the nine months ended September 30, 2016	$3,096	$2,389	$2,288	$677	$8,450

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$3.38	(1)
2015 Diluted Earnings Per Share		$3.62	(1)
Change		$(0.24)
% Change		(6.6)%

Reconciliation:
2015 Diluted Earnings Per Share		$3.62	(1)

Special Items:
2015 Asset impairment and exit costs		—
2015 Tax items		(0.01)
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.32)
Interest		0.04
Change in tax rate		0.04
Impact of shares outstanding and share-based payments		(0.01)
Operations		0.02
2016 Diluted Earnings Per Share		$3.38	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD September 2016	YTD September 2015

Net Earnings attributable to PMI	$5,256	$5,624
Less distributed and undistributed earnings attributable
to share-based payment awards	15	20
Net Earnings for basic and diluted EPS	$5,241	$5,604

Weighted-average shares for basic and diluted EPS	1,551	1,549

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	September 30,		December 31,
	2016		2015
Assets
Cash and cash equivalents	$4,884		$3,417
All other current assets	11,690		12,387
Property, plant and equipment, net	6,133		5,721
Goodwill	7,646		7,415
Other intangible assets, net	2,578		2,623
Investments in unconsolidated subsidiaries	986		890
Other assets	1,660		1,503
Total assets	$35,577		$33,956

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$710		$825
Current portion of long-term debt	2,417		2,405
All other current liabilities	11,131		12,156
Long-term debt	26,960		25,250
Deferred income taxes	1,376		1,543
Other long-term liabilities	3,300		3,253
Total liabilities	45,894		45,432

Total PMI stockholders' deficit	(12,142)		(13,244)
Noncontrolling interests	1,825		1,768
Total stockholders' deficit	(10,317)		(11,476)
Total liabilities and stockholders' (deficit) equity	$35,577		$33,956

Total debt	$30,087		$28,480
Total debt to Adjusted EBITDA	2.76	(1)	2.49	(1)
Net debt to Adjusted EBITDA	2.31	(1)	2.19	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$7,387	$5,187	$2,200	$(6)	$2,206	$—	$2,206	European Union	$7,018	$4,895	$2,123	3.6%	3.9%	3.9%
5,122	3,186	1,936	(141)	2,077	—	2,077	EEMA	5,107	3,091	2,016	(4.0)%	3.0%	3.0%
5,113	2,977	2,136	59	2,077	—	2,077	Asia	4,880	2,896	1,984	7.7%	4.7%	4.7%
2,313	1,603	710	(108)	818	—	818	Latin America & Canada	2,417	1,613	804	(11.7)%	1.7%	1.7%
$19,935	$12,953	$6,982	$(196)	$7,178	$—	$7,178	PMI Total	$19,422	$12,495	$6,927	0.8%	3.6%	3.6%

2016								2015			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$1,120			$29	$1,091	$—	$1,091	European Union			$1,045	7.2%	4.4%	4.4%
962			(127)	1,089	—	1,089	EEMA			1,002	(4.0)%	8.7%	8.7%
761			57	704	—	704	Asia			690	10.3%	2.0%	2.0%
224			(53)	277	—	277	Latin America & Canada			294	(23.8)%	(5.8)%	(5.8)%
$3,067			$(94)	$3,161	$—	$3,161	PMI Total			$3,031	1.2%	4.3%	4.3%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,120	$—	$1,120	$29	$1,091	$—	$1,091	European Union	$1,045	$—	$1,045	7.2%	4.4%	4.4%
962	—	962	(127)	1,089	—	1,089	EEMA	1,002	—	1,002	(4.0)%	8.7%	8.7%
761	—	761	57	704	—	704	Asia	690	—	690	10.3%	2.0%	2.0%
224	—	224	(53)	277	—	277	Latin America & Canada	294	—	294	(23.8)%	(5.8)%	(5.8)%
$3,067	$—	$3,067	$(94)	$3,161	$—	$3,161	PMI Total	$3,031	$—	$3,031	1.2%	4.3%	4.3%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,091	$2,206	49.5%		$1,091	$2,206	49.5%	European Union	$1,045	$2,123	49.2%		0.3	0.3
1,089	2,077	52.4%		1,089	2,077	52.4%	EEMA	1,002	2,016	49.7%		2.7	2.7
704	2,077	33.9%		704	2,077	33.9%	Asia	690	1,984	34.8%		(0.9)	(0.9)
277	818	33.9%		277	818	33.9%	Latin America & Canada	294	804	36.6%		(2.7)	(2.7)
$3,161	$7,178	44.0%		$3,161	$7,178	44.0%	PMI Total	$3,031	$6,927	43.8%		0.2	0.2

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 10.

			Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$1.25	$1.25	—%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	(0.01)

Adjusted Diluted EPS	$1.25	$1.24	0.8%

Less:
Currency impact	(0.04)

Adjusted Diluted EPS, excluding Currency	$1.29	$1.24	4.0%

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$1.25	$1.25	—%

Less:
Currency impact	(0.04)

Reported Diluted EPS, excluding Currency	$1.29	$1.25	3.2%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions
$20,664	$14,446	$6,218	$(122)	$6,340	$—	$6,340	European Union	$19,916	$13,782	$6,134	1.4%	3.4%	3.4%
13,650	8,448	5,202	(515)	5,717	—	5,717	EEMA	13,908	8,261	5,647	(7.9)%	1.2%	1.2%
15,014	8,777	6,237	(126)	6,363	—	6,363	Asia	14,683	8,399	6,284	(0.7)%	1.3%	1.3%
6,436	4,379	2,057	(427)	2,484	—	2,484	Latin America & Canada	7,030	4,693	2,337	(12.0)%	6.3%	6.3%
$55,764	$36,050	$19,714	$(1,190)	$20,904	$—	$20,904	PMI Total	$55,537	$35,135	$20,402	(3.4)%	2.5%	2.5%

2016								2015			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisi- tions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$3,096			$5	$3,091	$—	$3,091	European Union			$2,977	4.0%	3.8%	3.8%
2,389			(449)	2,838	—	2,838	EEMA			2,721	(12.2)%	4.3%	4.3%
2,288			(11)	2,299	—	2,299	Asia			2,421	(5.5)%	(5.0)%	(5.0)%
677			(220)	897	—	897	Latin America & Canada			849	(20.3)%	5.7%	5.7%
$8,450			$(675)	$9,125	$—	$9,125	PMI Total			$8,968	(5.8)%	1.8%	1.8%

													Schedule 15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$3,096	$—	$3,096	$5	$3,091	$—	$3,091	European Union	$2,977	$—	$2,977	4.0%	3.8%	3.8%
2,389	—	2,389	(449)	2,838	—	2,838	EEMA	2,721	—	2,721	(12.2)%	4.3%	4.3%
2,288	—	2,288	(11)	2,299	—	2,299	Asia	2,421	—	2,421	(5.5)%	(5.0)%	(5.0)%
677	—	677	(220)	897	—	897	Latin America & Canada	849	—	849	(20.3)%	5.7%	5.7%

$8,450	$—	$8,450	$(675)	$9,125	$—	$9,125	PMI Total	$8,968	$—	$8,968	(5.8)%	1.8%	1.8%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$3,091	$6,340	48.8%		$3,091	$6,340	48.8%	European Union	$2,977	$6,134	48.5%		0.3	0.3
2,838	5,717	49.6%		2,838	5,717	49.6%	EEMA	2,721	5,647	48.2%		1.4	1.4
2,299	6,363	36.1%		2,299	6,363	36.1%	Asia	2,421	6,284	38.5%		(2.4)	(2.4)
897	2,484	36.1%		897	2,484	36.1%	Latin America & Canada	849	2,337	36.3%		(0.2)	(0.2)

$9,125	$20,904	43.7%		$9,125	$20,904	43.7%	PMI Total	$8,968	$20,402	44.0%		(0.3)	(0.3)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 14.

			Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$3.38	$3.62	(6.6)%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	(0.01)

Adjusted Diluted EPS	$3.38	$3.61	(6.4)%

Less:
Currency impact	(0.32)

Adjusted Diluted EPS, excluding Currency	$3.70	$3.61	2.5%

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$3.38	$3.62	(6.6)%

Less:
Currency impact	(0.32)

Reported Diluted EPS, excluding Currency	$3.70	$3.62	2.2%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)
				For the Year Ended
	For the Year Ended
	September 30,			December 31,
		2016		2015
	October ~ December	January ~ September	12 months
	2015	2016	rolling

Net Earnings	$1,298	$5,475	$6,773	$7,032
Equity (income)/loss in unconsolidated subsidiaries, net	(36)	(72)	(108)	(105)
Provision for Income Taxes	412	2,110	2,522	2,688
Interest expense, net	227	690	917	1,008
Depreciation and amortization	193	548	741	754
Extraordinary, unusual or non-recurring expenses, net (1)	68	—	68	68
Adjusted EBITDA	$2,162	$8,751	$10,913	$11,445

			September 30,	December 31,
			2016	2015

Short-term borrowings			$710	$825
Current portion of long-term debt			2,417	2,405
Long-term debt			26,960	25,250
Total Debt			$30,087	$28,480
Less: Cash and cash equivalents			4,884	3,417
Net Debt			$25,203	$25,063

Ratios:
Total Debt to Adjusted EBITDA			2.76	2.49
Net Debt to Adjusted EBITDA			2.31	2.19

(1) Asset Impairment and Exit Costs at Operating Income level.

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Nine Months Ended September 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities (1)	$3,092	$2,693	14.8%	$5,928	$5,993	(1.1)%

Less:
Capital expenditures	254	223		734	636

Free cash flow	$2,838	$2,470	14.9%	$5,194	$5,357	(3.0)%

Less:
Currency impact	(192)			(2)
Free cash flow, excluding currency	$3,030	$2,470	22.7%	$5,196	$5,357	(3.0)%

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities (1)	$3,092	$2,693	14.8%	$5,928	$5,993	(1.1)%

Less:
Currency impact	(202)			(63)
Net cash provided by operating activities, excluding currency	$3,294	$2,693	22.3%	$5,991	$5,993	—%

(1) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2015

Reported Diluted EPS	$4.42

Adjustments:
Asset impairment and exit costs	0.03
Tax items	(0.03)

Adjusted Diluted EPS	$4.42